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Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements of International Rectifier Corporation on Forms S-8 (File Nos. 33 44332 and 333 57575) of our report, dated June 22, 2001, relating to the financial statements of the International Rectifier Corporation Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Los Angeles, California
June 22, 2001

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Exhibit 23.1
Consent of Independent Accountants